Exhibit 99.1

ACE LIMITED

BALANCE SHEET

(PARENT COMPANY ONLY)

July 10, 2008

ACE LIMITED

BALANCE SHEET (PARENT COMPANY ONLY)

July 10, 2008

(in millions of U.S. dollars)

July 10, 2008
Assets
Investments in subsidiaries and affiliates	$17,154
Short-term investments	115
Other investments	54

Total investments	17,323

Cash	13
Due from subsidiaries	738
Other assets	11

Total assets	$18,085

Liabilities
Accounts payable, accrued expenses, and other liabilities	$66
Dividends payable	97
Due to subsidiaries	201

Total liabilities	364

Shareholders’ equity
Ordinary Shares (CHF 33.74 par value, 500,000,000 shares authorized; 335,243,341 shares issued and outstanding)	11,000
Additional paid-in capital	6,372
Retained earnings	383
Deferred compensation obligation	3
Accumulated other comprehensive income (loss)	(34)
Ordinary Shares issued to employee trust	(3)

Total shareholders’ equity	17,721

Total liabilities and shareholders’ equity	$18,085

ACE LIMITED

NOTES TO BALANCE SHEET (PARENT COMPANY ONLY)

1.	General

ACE Limited (ACE or the Company) is the holding company of the ACE group of companies that, through its subsidiaries, provides a broad range of insurance and reinsurance products to insured’s worldwide. The accompanying unconsolidated balance sheet of ACE has been prepared in connection with the Company’s proposed change in jurisdiction from the Cayman Islands to Switzerland (the Continuation). Details of the proposed Continuation are set forth in the Company’s proxy statement/prospectus (the Proxy Statement) filed pursuant to Rule 424(b)(3) with the Securities and Exchange Commission on May 30, 2008.

2.	Significant Accounting Policies

a)	Basis of presentation

The accompanying unconsolidated balance sheet has been prepared in accordance with Article 102 of ACE Limited’s Articles of Incorporation (the Articles), approved by the Company’s shareholders on July 10, 2008, as an amendment to the existing Articles by a Special Resolution. This basis of preparation follows accounting principles generally accepted in the United States (US GAAP), except for the valuation of investment in subsidiaries and affiliates, and related adjustments to retained earnings, as described in Note 2.

The unconsolidated balance sheet does not take the place of consolidated financial statements prepared in accordance with US GAAP or any unconsolidated financial information required to be contained in periodic reports filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934.

b)	Investments in subsidiaries and affiliates

Investments in subsidiaries and affiliates is calculated on a “mark-to-market” basis by multiplying the number of outstanding ordinary shares of ACE Limited by the closing stock price as quoted on the New York Stock Exchange at July 10, 2008. Change in carrying value is recorded in retained earnings. Under US GAAP, investments in subsidiaries and affiliates are recorded on an equity basis. The change in carrying value from using a “mark-to-market” rather than equity basis in the accompanying balance sheet results in a corresponding change in retained earnings.

c)	Investments

Short-term investments comprise securities due to mature within one year of the date of purchase. Carrying value approximates fair value.

Other investments is principally comprised of trading securities. Trading securities are recorded on a trade date basis and carried at fair value with changes in fair value reflected in net income.

d)	Cash

Cash includes cash on hand and deposits with an original maturity of three months or less at time of purchase. Cash managed by external managers are included in short-term investments.

e)	Derivatives

The Company recognizes all derivatives as either assets or liabilities in the balance sheet which are measured at the fair value of the instrument. The Company did not designate any derivatives as accounting hedges during 2008.

3.	Commitments, contingencies, and guarantee

a)	Derivative instruments

The Company maintains positions in credit default swaps to mitigate global credit risk exposure. A credit default swap is a bilateral contract under which two counterparties agree to isolate and separately trade the credit risk of at least one third-party reference entity. At July 10, 2008, the notional principal amount was $395 million and the market value was $18 million. Under a credit default swap agreement, a protection buyer pays a periodic fee to a protection seller in exchange for a contingent payment by the seller upon a credit event (such as a default or failure to pay) related to the reference entity. When a credit event is triggered, the protection seller either takes delivery of the assets for the principal amount or pays the protection buyer the difference between the fair value of assets and the principal amount.

b)	Credit facilities

In November 2007, the Company entered into a $500 million unsecured revolving credit facility expiring in November 2012. This facility is available for general corporate purposes and the issuance of letters of credit (LOCs) and replaced an existing $600 million revolving credit facility. On the effective date of the new revolving credit facility, all outstanding LOCs issued under the replaced facility were deemed to have been issued under the new revolving credit facility and the replaced facility terminated. At July 10, 2008, the outstanding LOCs issued under the renewed facility were $63.9 million. There were no other drawings or LOCs issued under this facility.

c)	Letters of credit

In November 2007, the Company entered into a $1 billion unsecured operational LOC facility expiring in November 2012. This facility replaced two LOC facilities permitting up to $1.5 billion of LOCs. On the effective date of the new LOC facility, all outstanding LOCs issued under the replaced facilities were deemed to have been issued under the new LOC facility and the replaced facilities terminated. At July 10, 2008, $796.7 million of this facility was utilized.

In November 2006, to satisfy funding requirements of the Company’s Lloyd’s of London (Lloyd’s) Syndicate 2488 through 2009, the Company renewed its syndicated, uncollateralized LOC facility in the amount of £380 million ($754 million). In June 2007, Syndicate 2488 reduced the LOC balance supporting its funds at Lloyd’s in line with the requirements promulgated by Lloyd’s. The facility amount was also reduced to £300 million ($595 million). In November 2007, the Company gained approval from its bank group to extend the term of the facility by one year, to satisfy Syndicate 2488’s funding requirements through 2010. LOCs issued under this facility will expire no earlier than December 2013. At July 10, 2008, £171.8 million ($339.9 million) of this facility was utilized.

d)	Guarantees

In 1999, ACE INA Holdings, Inc issued $100 million of 8.875 percent debentures due August 2029. Subject to certain exceptions, the debentures are not redeemable before maturity and do not have the benefit of any sinking fund. These unsecured debentures are guaranteed on a senior basis by ACE Limited and they rank equally with all of ACE Limited’s other senior indebtedness.

In 2000, ACE Capital Trust II, a Delaware statutory business trust, publicly issued $300 million of 9.7 percent Capital Securities (the Capital Securities). ACE Limited has guaranteed, on a subordinated basis, ACE INA’s obligations under the Subordinated Debentures due 2030, and distributions and other payments due on the Capital Securities. These guarantees, when taken together with ACE Limited’s obligations under expense agreements entered into with ACE Capital Trust II, provide a full and unconditional guarantee of amounts due on the Capital Securities.

In June 2004, ACE INA Holdings, Inc issued $500 million of 5.875 percent notes due June 2014. These notes are redeemable at any time at ACE INA’s option subject to a “make-whole” premium plus 0.20 percent. The notes are also redeemable at par plus accrued and unpaid interest in the event of certain changes in tax law. The notes do not have the benefit of any sinking fund. These senior unsecured notes are guaranteed on a senior basis by ACE

Limited and they rank equally with all of ACE Limited’s other senior obligations. They also contain a customary limitation on lien provisions as well as customary events of default provisions which, if breached, could result in the accelerated maturity of such senior debt.

In December 2005, Australia Holdings PTY Ltd. entered into an AUD $100 million ($87 million) syndicated unsecured two-year term loan agreement due December 2007. In December 2007, this term loan agreement was renewed with essentially the same terms for a further 12 months and therefore expires in December 2008. The obligation of the borrower under the loan agreement is guaranteed by ACE Limited.

In December 2005, ACE European Holdings No. 2 Ltd. entered into a £100 million ($199 million) syndicated five-year term loan agreement due December 2010. The loan agreement is unsecured and repayable on maturity. The interest rate on the loan is 5.25 percent. The obligation of the borrower under the loan agreement is guaranteed by ACE Limited.

In May 2006, ACE INA Holdings, Inc issued $300 million of 6.7 percent notes due May, 2036. These notes are redeemable at any time at ACE INA’s option subject to a “make-whole” premium plus 0.20 percent. The notes are also redeemable at par plus accrued and unpaid interest in the event of certain changes in tax law. These notes do not have the benefit of any sinking fund. These senior unsecured notes are guaranteed on a senior basis by ACE Limited and they rank equally with all of ACE Limited’s other senior obligations. They also contain a customary limitation on lien provisions as well as customary events of default provisions which, if breached, could result in the accelerated maturity of such senior debt.

In February 2007, ACE INA Holdings, Inc issued $500 million of 5.7 percent notes due February 2017. These notes are redeemable at any time at ACE INA’s option subject to a “make-whole” premium plus 0.20 percent. The notes are also redeemable at par plus accrued and unpaid interest in the event of certain changes in tax law. These notes do not have the benefit of any sinking fund. These senior unsecured notes are guaranteed on a senior basis by ACE Limited and they rank equally with all of ACE Limited’s other senior obligations. They also contain a customary limitation on lien provisions as well as customary events of default provisions which, if breached, could result in the accelerated maturity of such senior debt.

In February 2008, ACE INA Holdings, Inc issued $300 million of 5.80 percent notes due March 2018. These notes are redeemable at any time at ACE INA’s option subject to a “make-whole” premium plus 0.35 percent. The notes are also redeemable at par plus accrued and unpaid interest in the event of certain changes in tax law. The notes do not have the benefit of any sinking fund. These senior unsecured notes are guaranteed on a senior basis by ACE Limited and they rank equally with all of ACE Limited’s other senior obligations. They also contain a customary limitation on lien provisions as well as customary events of default provisions which, if breached, could result in the accelerated maturity of such senior debt.

In April 2008, ACE INA Holdings, Inc entered into a $450 million floating interest rate syndicated term loan agreement due April 2013. The floating interest rate is based on LIBOR plus 0.65 percent. Simultaneously, ACE INA entered into a $450 million swap transaction that has the economic effect of fixing the interest rate at 4.15 percent for the term of the loan. The swap counterparty is a highly-rated financial institution and the Company does not anticipate non-performance. The loan is unsecured and repayable on maturity. The terms are substantially similar to those in other ACE Group credit facilities and contain customary limitations on lien provisions as well as customary events of default provisions which, if breached, could result in the accelerated maturity of such debt. The obligation of the borrower under the loan agreement is guaranteed by ACE Limited.

In May 2008, ACE INA Holdings, Inc issued $450 million of 5.60 percent notes due May 2015. These notes are redeemable at any time at ACE INA’s option subject to a “make-whole” premium plus 0.35 percent. The notes are also redeemable at par plus accrued and unpaid interest in the event of certain changes in tax law. The notes do not have the benefit of any sinking fund. These senior unsecured notes are guaranteed on a senior basis by ACE Limited and they rank equally with all of ACE Limited’s other senior obligations. They also contain a customary limitation on lien provisions as well as customary events of default provisions which, if breached, could result in the accelerated maturity of such senior debt.

e)	Legal proceedings

(i) Claims and other litigation

The Company’s insurance subsidiaries are subject to claims litigation involving disputed interpretations of policy coverages and, in some jurisdictions, direct actions by allegedly-injured persons seeking damages from policyholders. These lawsuits, involving claims on policies issued by the Company’s subsidiaries which are typical to the insurance industry in general and in the normal course of business, are considered in the Company’s loss and loss expense reserves. In addition to claims litigation, the Company and its subsidiaries are subject to lawsuits and regulatory actions in the normal course of business that do not arise from, or directly relate to, claims on insurance policies. This category of business litigation typically involves, amongst other things, allegations of underwriting errors or misconduct, employment claims, regulatory activity, or disputes arising from business ventures. In the opinion of ACE’s management, ACE’s ultimate liability for these matters is not likely to have a material adverse effect on ACE’s consolidated financial condition.

(ii) Subpoenas

Beginning in 2004, ACE and its subsidiaries and affiliates received numerous subpoenas, interrogatories, and civil investigative demands in connection with certain investigations of insurance industry practices. These inquiries have been issued by a number of attorneys general, state departments of insurance, and other authorities, including the New York Attorney General (NYAG), the Pennsylvania Department of Insurance, and the Securities and Exchange Commission (SEC). Such inquiries concern underwriting practices and non-traditional or loss mitigation insurance products. To the extent they are ongoing, ACE is cooperating and will continue to cooperate with such inquiries. ACE conducted its own investigation that encompassed the subjects raised by the NYAG and the other state and federal regulatory authorities. The investigation was conducted by a team from the firm of Debevoise & Plimpton LLP headed by former United States Attorney Mary Jo White and operated under and at the direction of the Audit Committee of the Board of Directors. ACE’s internal investigations pertaining to underwriting practices and non-traditional or loss mitigation insurance products are complete.

(iii) Settlement agreements

On April 25, 2006, ACE reached a settlement with the Attorneys General of New York, Illinois, and Connecticut and the New York Insurance Department pursuant to which ACE received from these authorities an Assurance of Discontinuance (AOD). Under the AOD, these regulators agreed not to file certain litigation against ACE relating to their investigation of certain business practices, and ACE agreed to pay $80 million ($66 million after tax) without admitting any liability, and to adopt certain business reforms. Of the $80 million, $40 million was paid to the three settling Attorneys General as a penalty, and $40 million was distributed to eligible policyholders who executed a release of possible claims against ACE. A total of $80 million was recorded in administrative expenses in the quarter ended March 31, 2006.

On May 9, 2007, ACE and the Pennsylvania Insurance Department (Department) and the Pennsylvania Office of Attorney General (OAG) entered into a settlement agreement. This settlement agreement resolves the issues raised by the Department and the OAG arising from their investigation of ACE’s underwriting practices and contingent commission payments. As a result of this settlement agreement, ACE made a $9 million payment to the Department and agreed to comply with the business practice guidelines that ACE established in 2004 to assure ongoing antitrust compliance in its operations.

On October 24, 2007, ACE entered into a settlement agreement with the Attorneys General of Florida, Hawaii, Maryland, Massachusetts, Michigan, Oregon, Texas, West Virginia, the District of Columbia, and the Florida Department of Financial Services and Office of Insurance Regulation. The agreement resolves investigations of ACE’s underwriting practices and contingent commission payments. Under the agreement, ACE paid $4.5 million without admitting any liability, and agreed to keep in place certain business reforms already in effect.

(iv) Business practice-related litigation

ACE, ACE INA Holdings, Inc., and ACE USA, Inc., along with a number of other insurers and brokers, were named in a series of federal putative nationwide class actions brought by insurance policyholders. The Judicial Panel on Multidistrict Litigation (JPML) consolidated these cases in the District of New Jersey. On August 1, 2005, plaintiffs in the New Jersey consolidated proceedings filed two consolidated amended complaints – one concerning commercial insurance and the other concerning employee benefit plans. The employee benefit plans litigation against ACE has been dismissed.

In the commercial insurance complaint, the plaintiffs named ACE, ACE INA Holdings, Inc., ACE USA, Inc., ACE American Insurance Co., Illinois Union Insurance Co., and Indemnity Insurance Co. of North America. They allege that certain brokers and insurers, including certain ACE entities, conspired to increase premiums and allocate customers through the use of “B” quotes and contingent commissions. In addition, the complaints allege that the broker defendants received additional income by improperly placing their clients’ business with insurers through related wholesale entities that acted as intermediaries between the broker and insurer. Plaintiffs also allege that broker defendants tied the purchase of primary insurance to the placement of such coverage with reinsurance carriers through the broker defendants’ reinsurance broker subsidiaries. The complaint asserts the following causes of action against ACE: Federal Racketeer Influenced and Corrupt Organizations Act (RICO), federal antitrust law, state antitrust law, aiding and abetting breach of fiduciary duty, and unjust enrichment.

In 2006 and 2007 the Court dismissed plaintiffs’ first two attempts to properly plead a case without prejudice and permitted plaintiffs one final opportunity to re-plead. The amended complaint, filed on May 22, 2007, purported to add several new ACE defendants: ACE Group Holdings, Inc., ACE US Holdings, Inc., Westchester Fire Insurance Company, INA Corporation, INA Financial Corporation, INA Holdings Corporation, ACE Property and Casualty Insurance Company, and Pacific Employers Insurance Company. Plaintiffs also added a new antitrust claim against Marsh, ACE, and other insurers based on the same allegations as the other claims but limited to excess casualty insurance. On June 21, 2007, defendants moved to dismiss the amended complaint and moved to strike the new parties that plaintiffs attempted to add to that complaint. The Court granted defendants’ motions and dismissed plaintiffs’ antitrust and RICO claims with prejudice on August 31, 2007, and September 28, 2007, respectively. The Court also declined to exercise supplemental jurisdiction over plaintiffs’ state law claims and dismissed those claims without prejudice. On October 10, 2007, plaintiffs filed a Notice of Appeal of the antitrust and RICO rulings to the United States Court of Appeals for the Third Circuit. The appeal is fully briefed. On July 2, 2008, the Third Circuit stayed the appeal pending proceedings in the district court related to a proposed settlement between plaintiffs and Marsh.

There are a number of federal actions brought by policyholders based on allegations similar to the allegations in the consolidated federal actions that were filed in, or transferred to, the United States District Court for the District of New Jersey for coordination. All proceedings in these actions are currently stayed.

•    New Cingular Wireless Headquarters LLC et al. v. Marsh & McLennan Companies, Inc. et al. (Case No. 06-5120; D.N.J.), was originally filed in the Northern District of Georgia on April 4, 2006. ACE Ltd., ACE American Ins. Co., ACE USA, Inc., ACE Bermuda Ins. Co. Ltd., Illinois Union Ins. Co., Pacific Employers Ins. Co., and Lloyd’s of London Syndicate 2488 AGM, along with a number of other insurers and brokers, are named.

•    Avery Dennison Corp. v. Marsh & McLennan Companies, Inc. et al. (Case No. 07-00757; D.N.J.) was filed on February 13, 2007. ACE, ACE INA Holdings, Inc., ACE USA, Inc., and ACE American Insurance Co., along with a number of other insurers and brokers, are named.

•    Henley Management Co., Inc. et al v. Marsh, Inc. et al. (Case No. 07-2389; D.N.J.) was filed on May 27, 2007. ACE USA, Inc., along with a number of other insurers and Marsh, are named.

•    Lincoln Adventures LLC et al. v. Those Certain Underwriters at Lloyd’s, London Members of Syndicates 0033 et al. (Case No. 07-60991; D.N.J.) was originally filed in the Southern District of Florida on July 13, 2007. Supreme Auto Transport LLC et al. v. Certain Underwriters of Lloyd’s of London, et al. (Case No. 07-6703; D.N.J.) was originally filed in the Southern District of New York on July 25, 2007. Lloyd’s of London Syndicate 2488 AGM, along with a number of other Lloyd’s of London Syndicates and various brokers, are named in both actions. The allegations in these putative class-action lawsuits are similar to the allegations in the consolidated federal actions identified above, although these lawsuits focus on alleged conduct within the London insurance market.

•    Sears, Roebuck & Co. et al. v. Marsh & McLennan Companies, Inc. et al. (Case No. 07-2535; D.N.J.) was originally filed in the Northern District of Georgia on October 12, 2007. ACE American Insurance Co., ACE Bermuda Insurance Ltd., and Westchester Surplus Lines Insurance Co., along with a number of other insurers and brokers, are named.

Three cases have been filed in state courts with allegations similar to those in the consolidated federal actions described above.

•    Van Emden Management Corporation v. Marsh & McLennan Companies, Inc., et al. (Case No. 05-0066A; Superior Court of Massachusetts), a class action in Massachusetts, was filed on January 13, 2005. Illinois Union Insurance Company, an ACE subsidiary, is named. The Van Emden case has been stayed pending resolution of the consolidated proceedings in the District of New Jersey or until further order of the Court.

•    Office Depot, Inc. v. Marsh & McLennan Companies, Inc. et al. (Case No. 502005CA004396; Circuit Court of the 15th Judicial Circuit in Palm Beach County Florida), a Florida state action, was filed on June 22, 2005.

ACE American Insurance Co., an ACE subsidiary, is named. The trial court originally stayed this case, but the Florida Court of Appeals later remanded and the trial court declined to grant another stay. Discovery is ongoing.

•    State of Ohio, ex. rel. Marc E. Dann, Attorney General v. American Int’l Group, Inc. et al. (Case No. 07-633857; Court of Common Pleas in Cuyahoga County, Ohio) is an Ohio state action filed by the Ohio Attorney General on August 24, 2007. ACE, ACE American Insurance Co., ACE Property & Casualty Insurance Co., Insurance Company of North America, and Westchester Fire Insurance Co., along with a number of other insurance companies and Marsh, are named. Defendants (including ACE) filed motions to dismiss. On July 2, 2008 the court denied all of the defendants’ motions. Discovery will resume by agreement of the parties, but is currently stayed.

ACE was named in four putative securities class action suits following the filing of a civil suit against Marsh by the NYAG on October 14, 2004. The suits were consolidated by the JPML in the Eastern District of Pennsylvania and the Court appointed Sheet Metal Workers’ National Pension Fund and Alaska Ironworkers Pension Trust as lead plaintiffs. Lead plaintiffs filed a consolidated amended complaint on September 30, 2005, naming ACE, Evan G. Greenberg, Brian Duperreault, and Philip V. Bancroft as defendants. Plaintiffs allege that ACE’s public statements and securities filings should have revealed that insurers, including certain ACE entities, and brokers allegedly conspired to increase premiums and allocate customers through the use of “B” quotes and contingent commissions and that ACE’s revenues and earnings were inflated by these practices. Plaintiffs assert claims solely under Section 10(b) of the Securities Exchange Act of 1934 (the Exchange Act), Rule 10(b)-5 promulgated thereunder, and Section 20(a) of the Securities Act (control person liability). In 2005, ACE and the individual defendants filed a motion to dismiss. The motion remains pending.

ACE is named as a defendant in a derivative suit filed in Delaware Chancery Court by shareholders of Marsh seeking to recover damages for Marsh and its subsidiary, Marsh, Inc., against officers and directors of Marsh, American International Group Inc. (AIG), AIG’s chief executive officer, and ACE. The suit alleges that the defendants breached their fiduciary duty to and thereby damaged Marsh and Marsh, Inc. by participating in a bid rigging scheme and obtaining “kickbacks” in the form of contingent commissions, and that ACE knowingly participated in the alleged scheme. The case is currently stayed.

ACE, ACE USA, Inc., ACE INA Holdings, Inc., and Evan G. Greenberg, as a former officer and director of AIG and current officer and director of ACE, are named in one or both of two derivative cases brought by certain shareholders of AIG. One of the derivative cases was filed in Delaware Chancery Court, and the other was filed in federal court in the Southern District of New York. The allegations against ACE concern the alleged bid rigging and contingent commission scheme as similarly alleged in the federal commercial insurance cases. Plaintiffs assert the following causes of action against ACE: breach of fiduciary duty, aiding and abetting breaches of fiduciary duties, unjust enrichment, conspiracy, and fraud. On April 14, 2008 the shareholder plaintiffs filed an amended complaint (their third pleading effort), which drops Evan Greenberg as a defendant. On June 13, 2008, ACE moved to dismiss the newly amended complaint. Discovery is currently stayed. The New York derivative action is stayed pending resolution of the Delaware derivative action.

In all of the lawsuits described above, plaintiffs seek compensatory and in some cases special damages without specifying an amount. As a result, ACE cannot at this time estimate its potential costs related to these legal matters and, accordingly, no liability for compensatory damages has been established in the consolidated financial statements.

ACE’s ultimate liability for these matters is not likely to have a material adverse effect on ACE’s consolidated financial condition, although it is possible that the effect could be material to ACE’s consolidated results of operations for an individual reporting period.

4.	Preferred Shares

In 2003, the Company sold 20 million depositary shares in a public offering, each representing one-tenth of one of its 7.8 percent Cumulative Redeemable Preferred Shares, for $25 per depositary share. On June 13, 2008, the Company redeemed all of the outstanding preferred shares for cash consideration of $575 million.

5.	Shareholders’ equity

a)	Par value adjustment through stock split and stock dividend

In connection with the Continuation, the Company increased the par value of Ordinary Shares from $0.041666667 to CHF 33.74 ($32.81) (the New Par Value) through a conversion of all issued Ordinary Shares into “stock” and re-conversion of the stock into Ordinary Shares with a par value equal to the New Par Value (the Par Value Conversion). The Par Value Conversion was followed immediately by a stock dividend, to effectively return holders to the number of Ordinary Shares held before the Par Value Conversion. The increase in par value was accomplished by a corresponding reduction to retained earnings of $10,986 million.

b)	Shares issued and outstanding

Following is a table of changes in Ordinary Shares issued and outstanding for the period January 1, 2008 through July 10, 2008:

2008
Opening balance, January 1, 2008	329,704,531
Shares issued, net	3,140,114
Exercise of stock options	2,195,241
Shares issued under Employee Stock Purchase Plan	203,455

Ending balance, July 10, 2008	335,243,341

Ordinary Shares issued to employee trust

Opening balance, January 1, 2008	(117,231)
Shares redeemed (issued)	5,250

Ending balance, July 10, 2008	(111,981)

Ordinary Shares issued to employee trust are the shares issued by the Company to a rabbi trust for deferred compensation obligations.

c)	ACE Limited securities repurchase authorization

In November 2001, the Board of Directors authorized the repurchase of any ACE issued debt or capital securities, including ACE’s Ordinary Shares, up to an aggregate total of $250 million. These purchases may take place from time to time in the open market or in private purchase transactions. At July 10, 2008, this authorization had not been utilized.

d)	General restrictions

The holders of the Ordinary Shares are entitled to receive dividends and are allowed one vote per share provided that, if the controlled shares of any shareholder constitute ten percent or more of the outstanding Ordinary Shares of the Company, only a fraction of the vote will be allowed so as not to exceed ten percent. Generally, the Company’s directors have absolute discretion to decline to register any transfer of shares. All transfers are subject to the restriction that they may not increase to ten percent or higher the proportion of issued Ordinary Shares owned by any shareholder.

e)	Dividends declared

Dividends declared on Ordinary Shares amounted to $0.27 for March 31, 2008 and $0.29 for June 30, 2008, respectively.

f)	Deferred compensation obligation

The Company maintains rabbi trusts for deferred compensation plans principally for employees and former directors. The shares issued by the Company to the rabbi trusts in connection with deferrals of share compensation are classified in shareholders’ equity and accounted for at historical cost in a manner similar to treasury stock. These shares are recorded in Ordinary Shares issued to employee trust and the obligations are recorded in Deferred compensation obligation. Changes in the fair value of the shares underlying the obligations are recorded in Accounts payable, accrued expenses, and other liabilities.

The rabbi trust also holds other assets, such as fixed maturities and equity securities. These assets of the rabbi trust are reflected in Other investments. These assets are classified as trading securities and reported at fair value with changes in fair value reflected in Net investment income.

6.	Related party transactions

ACE Limited has agreements with affiliates for the provision and support of administration and accounting services, including Human Resources, Compensation and Benefits, Communications, Learning and Development and Global Claims. ACE Limited also has agreements with affiliates who in turn provide ACE Limited with certain services including tax, treasury, legal, internal audit, corporate development and other services. Identifiable costs and salaries that were specific to our business were directly allocated. Costs incurred but not specifically attributable to our operating business have been based on either dedicated headcount, estimates of time or estimates of services used proportional to the business. Management believes the methods used to effect such allocations are reasonable.

7.	Subsequent events

The Continuation is conditioned upon approval of all of the Continuation Proposals and the Dividend (as defined in the Company’s Proxy Statement) and the registration of the related shareholder resolutions with the Commercial Register of the Canton of Zurich, Switzerland, subsequent to July 10, 2008.